A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 6 to the draft Registration Statement on Form F-1 of our report dated June 7th, 2024, of Zenatech Inc. relating to the review of the consolidated financial statements for the three months ended March 31, 2024, and reference to our firm under the caption "Experts" in the Registration Statement.

Bansalco

Bansal & Co LLP,

New Delhi.

June 21st 2024